UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2013 (September 11, 2013)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1065 Avenue of the Americas, 30th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2013, Richard Gersten resigned from his position as a member of the board of directors of Sequential Brands Group, Inc. (the “Company”). Mr. Gersten’s decision to resign as a director did not involve any disagreement with the Company, the Company’s management or the board of directors.

The board of directors of the Company also elected Mr. Aaron Hollander to the board of directors as permitted by the Company’s Amended and Restated Bylaws (as defined below), effective as of September 11, 2013. Mr. Hollander was appointed as a Class III Director.

There were no arrangements or understandings between Mr. Hollander and any other persons, pursuant to which he was selected as a director. No information is required to be disclosed with respect to Mr. Hollander or his immediate family pursuant to Item 404(a) of the Regulation S-K. Mr. Hollander will receive the same compensation as the Company's other non-employee directors as described in the annual report filed on Form 10-K for the fiscal year ended December 31, 2012 under the caption “Director Compensation.”

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2013, the board of directors of the Company approved and adopted the amendment and restatement of the bylaws of the Company (the “Amended and Restated Bylaws”). Article VII, Section 3 of the Amended and Restated Bylaws provides that shares issued by the Company may be issued with or without certificates. This amendment was made in response to the listing requirements of the National Association of Securities Dealers Automated Quotation (“NASDAQ”).

Additional updates and edits were made to the Amended and Restated Bylaws, relating to, among other things:

(i)	requirements and procedures for stockholders to call a special meeting upon the written demand of the holders of not less than 80% of all the votes entitled to be cast on any issue proposed to be considered at the meeting (Article II), whereas the former bylaws of the Company provided for stockholders to call a special meeting upon the request of a majority of the stockholders entitled to vote at such meeting;
(ii)	requirements and procedures for stockholders to nominate persons and submit proposals of business at annual meetings (Article II, Section 16), whereas the former bylaws of the Company did not have provisions setting forth the requirements and procedures for stockholders to nominate persons and submit proposals of business at annual meetings;
(iii)	conduct of meetings of stockholders, including provision setting forth organization of the meeting of stockholders and appointment of inspectors at the meeting of stockholders, and methods for providing the stockholders list for such meetings (Article II, Sections 8, 13 and 15), whereas the former bylaws of the Company did not have comparable provisions for appointment of inspectors at the meeting of stockholders and organization of the meetings;
(iv)	adjournments of annual and special meetings of stockholders, allowing only the chairperson of the meeting of stockholders, annual or special, to adjourn such meeting (Article II, Section 5), whereas the former bylaws of the Company provided that the stockholders entitled to vote at the meeting of stockholders shall have the power to adjourn such meeting (Article V, Section 6);
(v)	election of advisory directors to serve on the board of directors and fixing compensation for such advisory directors (Article III, Section 2), whereas the former bylaws of the Company did not provide for advisory directors;
(vi)	allowing the board of directors to fix the compensation of directors by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members as well as allowing for payment of directors’ expenses for attending a meeting of the board of directors (Article III, Section 10), whereas the former bylaws of the Company did not have a provision permitting the board of directors to fix compensation of the Company’s directors;

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(vii)	broad procedures for establishment and authorities of various committees as may be required by the Company from time to time (Article IV), whereas the former bylaws enumerated specific committees, their composition and specific procedures for their establishment (Article VI);
(viii)	alterations, amendments, restatements and repeals of the bylaws will require a majority vote of the board of directors or a vote by the stockholders of the Company representing at least 80% of the shares of the Company entitled to vote in the election of directors, voting as one class (Article IX), whereas the former bylaws of the Company required a vote of at least two-thirds of the directors of the Company or a vote by the stockholders of the Company representing at least 65% of the shares of the Company entitled to vote in the election of directors, voting as one class (Article X); and
(ix)	advance payments provisions in the event of indemnification of directors, officers, employees or agents of the Company (Article X, Section 1), whereas the former bylaws of the Company did not have advanced payment provisions.

The foregoing list is a summary and does not contain all information that may be important to you. This summary is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit Number	Description
3.1	Sequential Brands Group, Inc. Amended and Restated Bylaws, effective as of September 11, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

Date: September 13, 2013	By:	/s/ Gary Klein
Name: Gary Klein Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Sequential Brands Group, Inc. Amended and Restated Bylaws, effective as of September 11, 2013.

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